As filed with the Securities and Exchange Commission on June 27, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-1978822 (I.R.S. Employer Identification Number)
10700 Bren Road West, Minnetonka, Minnesota 55343
(Address of principal executive office) (Zip Code)

American Medical Systems Holdings, Inc. Employee Stock Purchase Plan
(Full title of the plan)
Anthony P. Bihl, III
President and Chief Executive Officer
American Medical Systems Holdings, Inc.
10700 Bren Road West
Minnetonka, MN 55343
(952) 930-6000
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copies requested to:
Thomas A. Letscher, Esq.
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402-1509
(612) 607-7443

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Registration Fee
Common Stock, par value $0.01 per share	1,000,000 shares	$15.39	$15,390,000.00	$604.83

(1)	Represents the increase in the total number of shares reserved for issuance under the American Medical Systems Holdings, Inc. Employee Stock Purchase Plan. An aggregate of 1,000,000 shares has been previously registered under registration statements on Form S-8 (SEC File No. 333-43536 and File No. 333-126993), with respect to the American Medical Systems Holdings, Inc. Employee Stock Purchase Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also includes an indeterminate number of additional shares as may be issued as a result of anti-dilution provisions contained in the American Medical Systems Holdings, Inc. Employee Stock Purchase Plan..

(2)	Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) under the Securities Act on the basis of the high and low sales prices of the registrant’s common stock on June 25, 2008 on the Nasdaq Global Market.

Item 6. Indemnification of Directors and Officers
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
Opinion of Oppenheimer Wolff & Donnelly LLP
Consent of Independent Registered Public Accounting Firm

STATEMENT UNDER GENERAL INSTRUCTION E—
REGISTRATION OF ADDITIONAL SECURITIES
     The registrant, American Medical Systems Holdings, Inc. (the “Registrant” or “AMSH”), previously filed Registration Statements on Form S-8 (SEC File No. 333-43536 and File No. 333-126993) with the Securities and Exchange Commission (the “Commission”) in connection with the registration of 600,000 shares (as adjusted to reflect a two-for-one stock split on March 21, 2005) and 400,000 shares, respectively, of AMSH’s common stock to be issued under the American Medical Systems Holdings, Inc. Employee Stock Purchase Plan (the “Plan”).
     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed by AMSH solely to register an additional 1,000,000 shares of AMSH’s common stock reserved for issuance under the Plan. The increase in the number of shares of AMSH’s common stock authorized under the Plan was approved by AMSH’s board of directors and stockholders. Pursuant to Instruction E, the contents of AMSH’s previously filed Registration Statements on Form S-8 (SEC File No. 333-43536 and File No. 333-126993), including without limitation periodic reports that AMSH filed, or will file, after this Registration Statement to maintain current information about AMSH, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, with the exception of Items 6, 8 and 9 of Part II of such prior Registration Statements, each of which is amended and restated in its entirety herein.
Item 6. Indemnification of Directors and Officers
     AMSH’s second amended and restated certificate of incorporation provides that it will, and Delaware law permits it to, under certain situations, indemnify any of its directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses, including attorney’s fees, incurred by the person in connection with the proceeding if certain statutory standards are met. Any of these persons is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. A proceeding means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of AMSH. Reference is made to Section 145 of the Delaware General Corporation Law and AMSH’s second amended and restated certificate of incorporation.
      AMSH maintains an insurance policy providing for indemnification of its officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.
     AMSH has entered into indemnification agreements with its directors, executive officers and certain other employees, in addition to indemnification provided for in our second amended and restated certificate of incorporation, and AMSH intends to enter into indemnification agreements with any new directors and executive officers in the future.
Item 8. Exhibits
     The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of American Medical Systems Holdings, Inc. (incorporated by reference to Exhibit 3.1 contained in AMSH’s Registration Statement on Form S-3 filed on June 19, 2006 (Registration No. 333-135135)).

4.2	Bylaws, as amended, of American Medical Systems Holdings, Inc. (incorporated by reference to Exhibit 3.2 contained in AMSH’s Form 10-K for the fiscal year ended January 3, 2004 (File No. 000-30733).

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP (Filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (Filed herewith)

23.2	Consent of Oppenheimer Wolff & Donnelly LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)
Item 9. Undertakings
(a) The undersigned Registrant hereby undertakes as follows:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota on June 16, 2008.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
By:	/s/ Anthony P. Bihl, III
Anthony P. Bihl, III
President and Chief Executive Officer (principal executive officer)

By:	/s/ Mark A. Heggestad
Mark A. Heggestad
Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes and appoints Anthony P. Bihl, III and Mark A. Heggestad, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony P. Bihl, III Anthony P. Bihl, III	President and Chief Executive Officer and Director	June16, 2008

/s/ Richard B. Emmitt Richard B. Emmitt	Director	June 19, 2008

/s/ Albert Jay Graf Albert Jay Graf	Director	June 18, 2008

/s/ Jane E. Kiernan Jane E. Kiernan	Director	June 16, 2008

Signature	Title	Date

/s/ Robert McLellan, M.D. Robert McLellan, M.D.	Director	June 18, 2008

/s/ Christopher H. Porter, Ph.D. Christopher H. Porter, Ph.D.	Director	June 17, 2008

/s/ D. Verne Sharma D. Verne Sharma	Director	June 19, 2008

/s/ Thomas E. Timbie Thomas E. Timbie	Director	June 17, 2008

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
REGISTRATION STATEMENT ON FORM S-8
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	Second Amended and Restated Certificate of Incorporation of American Medical Systems Holdings, Inc.	Incorporated by reference to Exhibit 3.1 contained in AMSH’s Registration Statement on Form S-3 filed on June 19, 2006 (Registration No. 333-135135).

4.2	Bylaws, as amended, of American Medical Systems Holdings, Inc.	Incorporated by reference to Exhibit 3.2 contained in AMSH’s Form 10-K for the fiscal year ended January 3, 2004 (File No. 000-30733).

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP	Filed herewith

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Oppenheimer Wolff & Donnelly LLP	Included as part of Exhibit 5.1

24.1	Power of Attorney	Included on the signature page to this Registration Statement